Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

CENTRAL GARDEN & PET COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Equity	Class A Common Stock	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Equity	Warrants	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—

Fees to Be Paid	Debt	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate amount or number of the securities of each identified Class are being registered as may from time to time be issued. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.